EXHIBIT 23.1

WILLIAMS & WEBSTER, P.S.
CERTIFIED PUBLIC ACCOUNTANTS
Seafirst Financial Center
601 W. Riverside, Suite 1940
Spokane, WA 99201
(509) 838-5111
FAX (509) 838-5114
E-mail: wwpcpas@williams - webster.com

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
First American Scientific Corp.
Vancouver, British Columbia

We consent to the use of our audit report dated September 27, 2000, on the financial statements of First American Scientific Corp. as of June 30, 2000, for the filing with and attachment to the Form S-8.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

May 1, 2001